SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2004

Commission File Number:

0-27441

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1878819
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.

Washington, D.C. 20002-2194

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(202) 380-4000

EXPLANATORY NOTE

Item 5.	Other Events.

On March 29, 2004, we filed a prospectus supplement (the “Prospectus Supplement”) with the Securities Exchange Commission (the “SEC”) in connection with a proposed offering of 9,014,843 shares (the “Shares”) of our Class A common stock, par value $.01 per share, all of which shares will be sold by The DIRECTV Group, Inc., formerly known as Hughes Electronics Corporation.

The Prospectus Supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Reg. No. 333-106824) originally filed with the SEC on July 3, 2003 and amended on August 8, 2003.

We will not receive any of the proceeds from the sale of the Shares.

A copy of the Underwriting Agreement dated March 25, 2004 related to the offering of the Shares between our company, the selling stockholder and the underwriter named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Except for any historical information, the matters we discuss in this Current Report on Form 8-K concerning our company contain forward-looking statements. Any statements in this Current Report on Form 8-K that are not statements of historical fact are intended to be, and are “forward-looking statements” under the safe harbor provided by Section 27(a) of the Securities Act. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans” and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 25, 2004, by and among XM Satellite Radio Holdings Inc., The DIRECTV Group, Inc. and Bear, Stearns & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: March 31, 2004	By:	/s/ Joseph M. Titlebaum

Joseph M. Titlebaum Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 25, 2004, by and among XM Satellite Radio Holdings Inc., The DIRECTV Group, Inc. and Bear, Stearns & Co. Inc.